EXHIBIT 23.1

                    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 31, 2003 accompanying the consolidated financial statements of Cross Media Marketing Corporation and Subsidiaries, which are included in this annual report on Form 10-K for the fiscal year ended December 31, 2002. We hereby consent to the incorporation by reference of said reports in Form S-8 (File No. 333-68190, effective November 7, 2001) and Form S-3 (File No. 333-85586, effective April 5, 2002).


/s/ GRANT THORNTON LLP

New York, New York
March 31, 2003